July 21, 2020

State Street Bank and Trust Company
One Heritage Drive
North Quincy, Massachusetts 02171
Location Code: OHD0310
Attention:  Russell M. Donohoe

    Re: Master Custodian Agreement – New Portfolios

Ladies and Gentlemen:

Please be advised that the undersigned Fund has established three (3) new series of shares to be known as:
American Century ETF Trust – Avantis Core Fixed Income Fund
American Century ETF Trust – Avantis Short-Term Fixed Income Fund
American Century ETF Trust – Avantis Core Municipal Fixed Income Fund (the “New Portfolios”).

In accordance with Section 18.6, the Additional Portfolios provision, of the Master Custodian Agreement dated as of July 29, 2011, (the “Custodian Agreement”) by and among each Fund party thereto and State Street Bank and Trust Company, the undersigned Fund hereby requests that your bank act as Custodian for the respective New Portfolios under the terms of the Custodian Agreement. In connection with such request, each undersigned Fund hereby confirms to you, as of the date hereof, its representations and warranties set forth in Section 18.7 of the Custodian Agreement. For the avoidance of doubt, the New Portfolios shall not be treated as ETF Portfolios under the Custodian Agreement as amended pursuant to the letter amendment dated January 9, 2018 (“ETF Letter Amendment”) with regard to Sections 2.14, 2.15, 6 and 10.1 as amended or added thereby. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Custodian Agreement.

Kindly indicate your acceptance of the foregoing by executing this letter agreement and returning a copy to the Fund.

            Sincerely,

            American Century Investment Management, Inc. on behalf of
            American Century ETF Trust – Avantis Core Fixed Income Fund
American Century ETF Trust – Avantis Short-Term Fixed Income Fund
American Century ETF Trust – Avantis Core Municipal Fixed Income Fund.

            By:     /s/ Otis H. Cowan
            Name:     Otis H. Cowan
            Title:     Vice President, Duly Authorized

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:     /s/ Jason Becker
Name:    Jason Becker
Title:    Senior Vice President
Effective Date: July 21, 2020